GOOSEHEAD INSURANCE, INC. ANNOUNCES THIRD QUARTER 2022 RESULTS
–– Total and Core Revenue Each Increased 38% and 39% over the Prior Year, Respectively –
– Total Written Premium Increased 42% to $616 million –
– Net Income of $3.0 million, decreased $2.3 million from a Year Ago –
– Adjusted EBITDA of $11.0 million was up 67% over the Prior-Year Period –
– Adjusted EBITDA Margin Increased over 320 Basis Points to 19% in the Third Quarter –
– Operating Franchises Increased 23% and Corporate Agent headcount decreased 18% –

WESTLAKE, TEXAS – October 26, 2022 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights
•Total Revenues grew organically 38% over the prior-year period to $57.7 million in the third quarter of 2022
•Third quarter Core Revenues* of $51.9 million increased 39% over the prior-year period
•Third quarter net income of $3.0 million decreased 43%, EPS of $0.09 per share decreased 55% and adjusted EPS* of $0.24 per share declined 8%, over the prior-year period
•Adjusted EBITDA* grew 67% over the prior-year period to $11.0 million
•Adjusted EBITDA Margin* increased 3 points over the prior-year period to 19%.
•Total written premiums placed for the third quarter increased 42% over the prior-year period to $616 million
•Policies in force grew 31% from the prior-year period to approximately 1,238,000
•Corporate sales headcount of 411 was down 18% year-over-year
•Total franchises increased 17% compared to the prior-year period to 2,287; operating franchises grew 23% compared to the prior-year period to 1,403

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We delivered excellent growth in revenue and earnings for the third quarter, further validating the strength and consistency of our platform in an increasingly challenging macro-economic environment.,” stated Mark E. Jones, Chairman and CEO. “In the third quarter premiums grew 42% with some increasing benefit from auto and home rates that could continue through this year and into 2023 given industry loss trends. Total revenues increased 38%, core revenues grew 39% and Adjusted EBITDA increased 67% with EBITDA margin up over 320 basis points. We are already beginning to see the emerging benefits from optimizing our resources to emphasize growth of our Franchise distribution and drive improvement in productivity of Corporate distribution. Franchise launches were up 57% in the quarter while the quality of our Franchises and pipeline continues to improve. We are ramping up our efforts to help an increasing number of franchises scale operations through producer additions and we are creating more opportunity for our highest quality corporate agents to become franchisees. We expect these efforts to result in continued strong growth of our approximately 2,500 total sales agents across both Corporate and Franchise distribution as we continue our march towards industry leadership in US Personal Lines.”

Third Quarter 2022 Results
For the third quarter of 2022, revenues were $57.7 million, an increase of 38% compared to the corresponding period in 2021. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $51.9 million, a 39% increase from $37.2 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in operating franchises, rising premium rates, and strong client retention of 88%. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 42% in the third quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization, for the third quarter of 2022 were $46.7 million, up 33% from $35.1 million in the prior-year period. The increase from the prior period was due to larger employee compensation and benefits expenses related to investments in franchise recruiters, service agents, and information systems. Equity-based compensation increased to $5.4 million for the period, compared to $1.9 million a year ago. The change in this non-cash item relates to the Black-Scholes valuation of newly issued options, which takes into account stock price on the grant date and historical volatility, among other inputs. Bad debt expense of $2.3 million increased from $0.7 million a year ago due to increased terminations of signed franchises that have yet to launch. General and Administrative expenses are also higher versus a year ago due to increased real estate costs related to 2021 office openings, software expenses, and increased travel, meals, and entertainment costs.

Net income in the third quarter of 2022 was $3.0 million, with the decrease due to higher non-cash stock compensation expense and lower income tax benefit. Net income attributable to Goosehead Insurance, Inc. for the third quarter of 2022 was $2.0 million, or $0.09 per basic and diluted share. Adjusted EPS for the third quarter of 2022, which excludes equity-based compensation, was $0.24 per share. Total Adjusted EBITDA was $11.0 million for the third quarter of 2022 compared to $6.6 million in the prior-year period. Adjusted EBITDA Margin of 19% was up 3 points in the quarter.

Liquidity and Capital Resources
As of September 30, 2022, the Company had cash and cash equivalents of $46.1 million. We had an unused line of credit of $24.8 million as of September 30, 2022. Total outstanding term note payable balance was $95.6 million as of September 30, 2022.

2022 Outlook
The Company’s outlook for full year 2022 is as follows:
•Total written premiums placed for 2022 are expected to be between $2.176 billion and $2.215 billion, representing organic growth of 40% on the low end of the range to 42% on the high end of the range.
•Total revenues for 2022 are expected to be between $194 million and $205 million, representing organic growth of 28% on the low end of the range to 35% on the high end of the range, driven by high levels of Core Revenue growth partly offset by lower than historical average contingent commissions of $7-10 million for the full year 2022 as our carriers continue to struggle with their underwriting profitability.
•After a year of historical investments in people, technology, and real estate, Adjusted EBITDA Margin is expected to expand for the full year 2022.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 12 corporate sales offices and 2,287 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Commissions and agency fees	$27,402	$22,420	$73,676	$61,007
Franchise revenues	29,922	18,960	77,299	49,234
Interest income	363	301	1,012	841
Total revenues	57,687	41,681	151,987	111,082
Operating Expenses:
Employee compensation and benefits	36,328	26,078	99,471	69,862
General and administrative expenses	13,456	10,141	39,358	29,549
Bad debts	2,306	732	4,762	1,825
Depreciation and amortization	1,809	1,188	5,043	3,320
Total operating expenses	53,899	38,139	148,634	104,556
Income from operations	3,788	3,542	3,353	6,526
Other Income (Expense):
Other income	—	7	—	146
Interest expense	(1,414)	(756)	(3,411)	(1,903)
Income (loss) before taxes	2,374	2,793	(58)	4,769
Tax expense (benefit)	(666)	(2,575)	(104)	(2,646)
Net income	3,040	5,368	46	7,415
Less: net income attributable to non-controlling interests	1,061	1,332	(18)	2,288
Net income attributable to Goosehead Insurance, Inc.	$1,979	$4,036	$64	$5,127
Earnings per share:
Basic	$0.09	$0.21	$—	$0.27
Diluted	$0.09	$0.19	$—	$0.25
Weighted average shares of Class A common stock outstanding
Basic	20,892	19,559	20,531	18,903
Diluted	21,569	21,206	21,430	20,570

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Core Revenue:
Renewal Commissions(1)	16,485	10,969	41,233	29,036
Renewal Royalty Fees(2)	21,574	13,206	54,446	33,622
New Business Commissions(1)	6,215	6,013	18,312	16,573
New Business Royalty Fees(2)	4,866	4,003	13,979	10,840
Agency Fees(1)	2,740	3,050	8,491	8,579
Total Core Revenue	51,880	37,241	136,461	98,650
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,056	1,680	7,943	4,570
Interest Income	363	301	1,012	841
Total Cost Recovery Revenue	3,419	1,981	8,955	5,411
Ancillary Revenue:
Contingent Commissions(1)	1,962	2,388	5,640	6,819
Other Franchise Revenues(2)	426	71	931	202
Total Ancillary Revenue	2,388	2,459	6,571	7,021
Total Revenues	57,687	41,681	151,987	111,082
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	30,933	24,227	83,115	64,218
General and administrative expenses	13,456	10,141	39,358	29,549
Bad debts	2,306	732	4,762	1,825
Total	46,695	35,100	127,235	95,592
Adjusted EBITDA	10,992	6,581	24,752	15,490
Adjusted EBITDA Margin	19%	16%	16%	14%

Interest expense	(1,414)	(756)	(3,411)	(1,903)
Depreciation and amortization	(1,809)	(1,188)	(5,043)	(3,320)
Tax (expense) benefit	666	2,575	104	2,646
Equity-based compensation	(5,395)	(1,851)	(16,356)	(5,644)
Other Income	—	7	—	146
Net Income	3,040	5,368	46	7,415
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2022 and 2021.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2022 and 2021.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$46,107	$28,526
Restricted cash	2,263	1,953
Commissions and agency fees receivable, net	11,271	12,056
Receivable from franchisees, net	2,929	2,986
Prepaid expenses	5,573	4,785
Total current assets	68,143	50,306
Receivable from franchisees, net of current portion	28,126	29,180
Property and equipment, net of accumulated depreciation	35,219	24,933
Right-of-use asset	42,528	32,656
Intangible assets, net of accumulated amortization	4,334	2,798
Deferred income taxes, net	140,244	125,676
Other assets	5,394	4,742
Total assets	$323,988	$270,291
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$13,500	$12,995
Premiums payable	2,263	1,953
Lease liability	6,776	4,893
Contract liabilities	6,224	6,054
Note payable	6,250	4,375
Total current liabilities	35,013	30,270
Lease liability, net of current portion	64,181	47,335
Note payable, net of current portion	113,530	118,361
Contract liabilities, net of current portion	44,535	42,554
Liabilities under tax receivable agreement	112,394	100,959
Total liabilities	369,653	339,479
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 21,202 shares issued and outstanding as of September 30, 2022, 20,198 shares issued and outstanding as of December 31, 2021	210	200
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 16,201 issued and outstanding as of September 30, 2022, 16,909 shares issued and outstanding as of December 31, 2021	163	170
Additional paid in capital	67,238	46,281
Accumulated deficit	(61,282)	(60,671)
Total stockholders' equity (deficit)	6,329	(14,020)
Non-controlling interests	(51,994)	(55,168)
Total equity	(45,665)	(69,188)
Total liabilities and equity	$323,988	$270,291
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and nine months ended September 30, 2022 and 2021 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total Revenues	$57,687	$41,681	$151,987	$111,082

Core Revenue:
Renewal Commissions(1)	$16,485	$10,969	$41,233	$29,036
Renewal Royalty Fees(2)	21,574	13,206	54,446	33,622
New Business Commissions(1)	6,215	6,013	18,312	16,573
New Business Royalty Fees(2)	4,866	4,003	13,979	10,840
Agency Fees(1)	2,740	3,050	8,491	8,579
Total Core Revenue	51,880	37,241	136,461	98,650
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,056	1,680	7,943	4,570
Interest Income	363	301	1,012	841
Total Cost Recovery Revenue	3,419	1,981	8,955	5,411
Ancillary Revenue:
Contingent Commissions(1)	1,962	2,388	5,640	6,819
Other Franchise Revenues(2)	426	71	931	202
Total Ancillary Revenue	2,388	2,459	6,571	7,021
Total Revenues	$57,687	$41,681	$151,987	$111,082
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and nine months ended September 30, 2022 and 2021 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$3,040	$5,368	$46	$7,415
Interest expense	1,414	756	3,411	1,903
Depreciation and amortization	1,809	1,188	5,043	3,320
Tax expense (benefit)	(666)	(2,575)	(104)	(2,646)
Equity-based compensation	5,395	1,851	16,356	5,644
Other income	—	(7)	—	(146)
Adjusted EBITDA	$10,992	$6,581	$24,752	$15,490
Adjusted EBITDA Margin(1)	19%	16%	16%	14%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($10,992/$57,687), and ($6,581/$41,681) for the three months ended September 30, 2022 and 2021, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($24,752/$151,987), and ($15,490/$111,082) for the nine months ended September 30, 2022 and 2021, respectively.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and nine months ended September 30, 2022 and 2021. Note that totals may not sum due to rounding:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Earnings per share - basic (GAAP)	$0.09	$0.21	$—	$0.27
Add: equity-based compensation(1)	0.14	0.05	0.44	0.15
Adjusted EPS (non-GAAP)	$0.24	$0.26	$0.44	$0.42
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$5.4 million/(20.9 million + 16.4 million)] for the three months ended September 30, 2022 and [$1.9 million/ (19.6 million + 17.3 million)] for the three months ended September 30, 2021. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$16.4 million/(20.5 million + 16.7 million)] for the nine months ended September 30, 2022 and [$5.6 million/ (18.9 million + 17.9 million)] for the nine months ended September 30, 2021.

Goosehead Insurance, Inc.
Key Performance Indicators

	September 30, 2022	December 31, 2021	September 30, 2021
Corporate sales agents < 1 year tenured	241	293	301
Corporate sales agents > 1 year tenured	170	213	201
Operating franchises < 1 year tenured (TX)	66	57	56
Operating franchises > 1 year tenured (TX)	237	214	206
Operating franchises < 1 year tenured (Non-TX)	399	333	335
Operating franchises > 1 year tenured (Non-TX)	701	594	542
Policies in Force	1,238,000	1,011,000	948,000
Client Retention	88%	89%	89%
Premium Retention	98%	93%	92%
QTD Written Premium (in thousands)	$615,575	$407,291	$434,752
Net Promoter Score ("NPS")	90	91	92